Exhibit 31.1

Certification of Chief Executive Officer

Pursuant to Rule 13a-14(a) of the

Securities Exchange Act of 1934, as amended

as Adopted Pursuant to Section 302 of the Sarbanes-Oxley Act of 2002

I, Jon Christopher Boswell, certify that:

1.	I have reviewed this Amendment No. 1 on Form 10-K/A to the Annual Report on Form 10-K of Eco-Stim Energy Solutions, Inc. (the “registrant”); and

2.	Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report.

Date: May 18, 2018	/s/ Jon Christopher Boswell
Jon Christopher Boswell
President and Chief Executive Officer